PATENT LICENSE AGREEMENT

         This Agreement by and between Palomar Medical Technologies, Inc. a corporation organized and existing under the laws of the State of Delaware having its principal place of business at 489 Groton Road, Westford, Massachusetts 01886 (hereinafter designated "LICENSEE") and Patlex Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, having its principal place of business at 250 Cotorro Court, Las Cruces, New Mexico 88005 (hereinafter designated "PATLEX").

         WHEREAS, Gordon Gould, an individual residing at P.O. Box 112, Route 1, Kinsale, Virginia, 22488 (hereinafter designated "GOULD") is the owner, along with PATLEX, of various patents in the United States and Canada relating to lasers and laser systems. Such patents are listed in Exhibit "A" annexed hereto; and

        WHEREAS, GOULD has granted to PATLEX the exclusive right to license others under any and all of the aforesaid GOULD patents; and

        WHEREAS, LICENSEE desires to obtain a license from PATLEX under the aforesaid GOULD patents; and

        WHEREAS, it is the intention of the parties that this Agreement prescribe the rights and obligations among the parties and GOULD regarding all patents issued to or partially owned by GOULD relating to lasers and laser systems and which are licensable by PATLEX; and

        WHEREAS, PATLEX desires to license LICENSEE under the aforesaid GOULD patents;

NOW, THEREFORE, PATLEX and LICENSEE agree as follows:

ARTICLE I - DEFINITIONS

        For the purposes of this Agreement, the terms specified shall have the meanings as defined below:

         A.       "Subsidiary"

                  Subsidiary shall mean a corporation, company or other entity, foreign or domestic, at least fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled by LICENSEE. Whenever the term LICENSEE is used throughout this Agreement, it is intended to include Subsidiaries of LICENSEE unless such inclusion would be inappropriate to this Agreement. A complete list of LICENSEE's Subsidiaries as of the Effective Date of this Agreement is annexed hereto as Exhibit "B."

         B.       "Licensed Patents"

                  Licensed Patents shall mean the patents set forth in Exhibit "A," and all reissues and renewals thereof. It shall not include other inventions of GOULD or PATLEX or patents based on applications filed subsequent to the Effective Date of this Agreement and not relating back to a patent set forth in Exhibit "A."

         C.       "Low Power Laser Tube"

                  Low Power Laser Tube shall mean a sealed gas-filled laser tube having an output power of one (1) Watt or less, with or without optical elements at the ends thereof, which is not a staple article or commodity of commerce suitable for substantial noninfringing use but is especially made or especially adapted for use in a gas discharge laser or laser system and which is sold or leased other than as part of a laser or laser system.

         D.       "High Power Laser Tube"

                  High Power Laser Tube shall mean a sealed gas-filled laser tube other than a Low Power Laser Tube, with or without optical elements at the ends thereof, which is not a staple article or commodity of commerce suitable for substantial noninfringing use but is especially made or especially adapted for use in a gas discharge laser or laser system and which is sold or leased other than as part of a laser or laser system.

         E.       "Licensed Laser"

                  Licensed Laser shall mean the royalty base items of all lasers, laser systems and Low and High Power Laser Tubes manufactured, used, leased or sold by LICENSEE which infringe (see 35 U.S.C. 271) any one or more of the valid claims of any Licensed Patent and upon which the requisite royalties have accrued as a royalty under this Agreement.

         F.       "Excluded Uses"

                  Excluded Uses shall mean any and all uses of Licensed Lasers for the manufacture or mastering of laser discs, compact discs, laser memories, or similar products on which a laser or laser system is used to record sound, visual matter, or data.

         G.       "Net Selling Price"

                  Net Selling Price shall mean the price at which LICENSEE invoices the sale or lease of Licensed Lasers to its customers, less any reasonable charges for packing, shipping, installation, import duties, brokerage, and use or sales taxes. It is further understood and agreed that in respect of inter-company sales between the LICENSEE and its related companies, the Net Selling Price shall mean the price at which the LICENSEE ordinarily sells to its distributors under similar circumstances. In such event no royalty shall accrue or be payable in respect of any subsequent resale of such equipment to a third party.

         H.       "Effective Date"

                  The Effective Date of this Agreement shall be January 1, 1992.

ARTICLE II - PATENT RIGHTS GRANTED

         A.       Licenses and Immunities

                  1.       Lasers and Laser Systems

                           PATLEX hereby grants to LICENSEE a non-exclusive, worldwide license to make, use, lease, or sell lasers and laser systems which would infringe any valid claim of one or more of the Licensed Patents upon which royalties are accrued under this Agreement, provided such lasers and laser systems are not used or intended for use in Excluded Uses. All of the Licenses Patents are covered by this Agreement at the specific request of LICENSEE in preference to licensing less than all of the patents which PATLEX was willing to do.

                           This Agreement does not apply to, nor require royalty payments for, components of lasers and laser systems, which components are staple articles or commodities of commerce suitable for substantial noninfringing use, when such components are sold by LICENSEE other than as part of a laser or laser system.

                  2.       Low Power Laser Tubes

                           (a)  License

                                PATLEX hereby grants to LICENSEE a non-exclusive, worldwide license under U.S. Patent No. 4,704,583 to make, use, lease or sell

                                Low Power Laser Tubes which would  infringe  any
                                valid  claim  of  U.S.   Patent  No.   4,704,583
                                provided:

                                i) such Low Power Laser Tubes are not used or intended for use in Excluded Uses, and

                                ii) LICENSEE's customer either resells the Low Power Laser Tube as part of a Larger System or uses it for its own internal use. For purposes of this Article II, Section A, subsection 2, a "Larger System" shall mean a system including a Low Power Laser Tube, in which at least fifty percent (50%) of the selling price of the system is attributable to other than the Low Power Laser Tube and associated power supply.

                                PATLEX hereby covenants not to sue customers of LICENSEE under U.S. Patent No. 4,704,583 for using Low Power Laser Tubes licensed under this
                                Article II, Section A, subsection (2)(a) upon which the requisite royalties are accrued.

                           (b)  Immunity

                                LICENSEE is hereby granted an immunity from suit under the Licensed Patents with regard to the sale of a Low Power Laser Tube to a customer who resells said Low Power Laser Tube without incorporating the same into a Larger System. In such circumstances, PATLEX reserves the right to pursue LICENSEE's customer for royalties under the Licensed Patents on said Low Power Laser Tube and all equipment added thereto. However, LICENSEE may, at its discretion, pay PATLEX a fee equal to the amount set forth in Article III, Section B, subsection (2), and such payment shall relieve the customer of any obligation to pay a royalty to PATLEX for said Low Power Laser Tube.

                3. High Power Laser Tubes LICENSEE is hereby granted an immunity from suit under the Licensed Patents with regard to the sale of High Power Laser Tubes. LICENSEE shall pay PATLEX a fee equal to the amount set forth in
                        Article III, Section B, subsection (2) for such immunity and such payment shall relieve LICENSEE's customer of any obligation to pay a royalty to PATLEX for said High Power Laser Tube. PATLEX expressly reserves the right to pursue LICENSEE's customer for royalties under the

                        Licensed Patents on any equipment added to said High Power Laser Tube that taken together with such tube would infringe any valid claim of a Licensed Patent.

        B.      Customer Use

                PATLEX hereby covenants not to sue customers of LICENSEE for using lasers and laser systems sold or leased by LICENSEE upon which the requisite royalties are accrued provided such lasers and laser systems are not used in Excluded Uses. This covenant does not extend to customers who incorporate such lasers and laser systems into new systems, the use of which infringes U.S. Patent No. 4,161,436, and who sell such new systems.

        C.      Release of Past Infringement:

                (1)     Optically  Pumped  Lasers -

                        U.S. Patent No. 4,053,854 Payment of the requisite royalties by LICENSEE under Article III, Section A, subsection (1) hereof shall be in full settlement of any claim of infringement liability arising under U.S. Patent No. 4,0453,845 incurred prior to the Effective Date of this Agreement.

                (2)     Use Patent -

                        U.S. Patent No. 4,161,436 Payment of the requisite royalties by LICENSEE under Article III, Section A, subsection (1)
                        hereof shall be in full settlement of any claim of infringement liability arising under U.S. Patent No. 4,161,436 incurred prior to the Effective Date of this Agreement and shall release customers of the LICENSEE for the use of Licensed Lasers leased or purchased from LICENSEE prior to the Effective Date hereof, the use of which would infringe any valid claim of U.S. Patent No. 4,161,436. PATLEX will not sue any customer of LICENSEE for the use of Licensed Lasers purchased or leased from the LICENSEE, provided that such uses are not Excluded Uses. The aforesaid covenant does not extend to customers who incorporate Licensed Lasers into new systems the use of which infringes any valid claim of U.S. Patent No. 4,161,436 and sell such new systems.

                (3)     Other Patents

                        Except as provided in Article II, Section C, subsections
                        (1) and (2) LICENSEE represents that it has not sold or leased any lasers or laser systems prior to the Effective Date of this Agreement, the manufacture, use or sale of which would infringe any valid claim of U.S. Patent No. 3,388,314; 3,562,662; 3,576,500; 3,586,998;
                        4,704,583 or 4,746,201 or Canadian  Patent No.  907,110.
                        Accordingly, no release for past infringement of these seven (7) patents is provided and no payment for past infringement of these seven (7) patents is required.

ARTICLE III - ROYALTY PAYMENTS

        A.      Past Infringement

                U.S. Patent NO. 4,053,845
                U.S. Patent No. 4,161,436

                Within thirty (30) days of the execution of this Agreement, LICENSEE shall pay to PATLEX the sum of Nine Thousand Eight Hundred Dollars ($9,800.00). This sum is equivalent to five percent (5%) of the Net Selling Price of all Licensed Lasers sold or leased by LICENSEE, the manufacture, sue or sale of which would infringe any valid claim of U.S. Patent No. 4,053,845 or 4,161,436.

        B.      Future Royalty Payments

                (1)     Optically Pumped Lasers -

                        U.S. Patent No. 4,053,845

                        LICENSEE shall pay to PATLEX a royalty of five percent (5%) of the Net Selling Price for all Licensed Lasers sold or leased by LICENSEE from the Effective Date of this Agreement to the expiration of U.S. Patent NO. 4,053,845, the manufacture, use or sale of which would infringe any valid claim of U.S. Patent No. 4,053,845.

                (2)     Gas Discharge Lasers -

                        U.S. Patent No. 4,704,583

                        LICENSEE shall pay to PATLEX a royalty of five percent (5%) of the Net Selling Price for all Licensed Lasers sold or leased by LICENSEE from the Effective Date of this Agreement to the expiration of U.S. Patent 4,704,583, the manufacture, use or sale of which would infringe any valid claim of U.S. Patent No. 4,704,583.

                (3)     Use Patent -

                        U.S. Patent No. 4,161,436

                        (a) LICENSEE shall pay to PATLEX a royalty of five percent (55%) of the Net Selling Price for all Licensed Lasers sold or leased by LICENSEE from the Effective Date of this Agreement to the expiration date of U.S. Patent NO. 4,161,436, the use of which would infringe any valid claim of U.S. Patent No. 4,161,436.

                        (b) LICENSEE shall have the right to use lasers, laser systems and Low and High Power Laser Tubes for its own internal use provided such lasers, laser systems and Low and High Power Laser Tubes are not used for Excluded Uses and are manufactured by LICENSEE or are purchased from a vendor who is licensed by PATLEX under all of the

                        Licensed Patents applicable thereto and, if manufactured by LICENSEE, LICENSEE pays the requisite royalties or fees based upon the equivalent Net Selling Price thereon and, if purchased from a licensed vendor, said licensed vendor paid the requisite royalties or fees thereon. If LICENSEE purchases a laser, laser system, or Low or High Power Laser Tube for its internal use from a vendor not licensed y PATLEX, LICENSEE shall pay to PATLEX a royalty of six percent (6%) of the purchase price of said laser, laser system or Low or High Power Laser Tube.

                (4)     Brewster's Angle Window -

                        U.S. Patent No. 4,746,201

                        LICENSEE shall pay to PATLEX a royalty of three and one-half percent 3 1/2%) of the Net Selling Price for all Licensed Lasers sold or leased by LICENSEE from the Effective Date of this Agreement to the expiration date of U.S. Patent No. 4,746,201, the manufacture, use or sale of which would infringe any valid claim of U.S. Patent No. 4,746,201.

                (5)     Other Patents

                        No additional royalty shall accrue for any Licensed Laser sold or leased by LICENSEE, the manufacture, use or sale of which would infringe any valid claim of any patent listed in Exhibit "A" and not described heretofore in Article III, Section B, subsections (1) to (4) hereof.

                (6)     Foreign Sales

                        Notwithstanding the royalty rates set forth in Article III, Section B, if the sale or lease of any Licensed Laser is directly to an end user in a country other than the United States or to a distributor who warrants in writing to LICENSEE that the end user is in a country other than the United States, then the royalty rate shall be reduced to two percent (2%) of the Net Selling Price for said sale or lease.

        C.      Multiple Patents

                In the event that the manufacture, lease, sale or use of a Licensed Laser by LICENSEE infringes a valid claim or more than one Licensed Patent, then the royalty payable to PATLEX shall be computed in accordance with the greatest of the applicable royalty rates, if they are different, with regard to those portions of the Licensed Laser wherein the royalty bases as defined herein overlap. With regard to the remaining portions of the Licensed Laser, the individual royalty rates still apply.

        D.      When Accrued

                Royalties as aforesaid shall accrue hereunder when income from the lease of Licensed Lasers shall have been received or invoiced by LICENSEE, whichever is sooner, and when the sale of Licensed Lasers shall have been invoiced by LICENSEE to its customers or if invoices are not issued, when Licensed Lasers shall have been shipped by LICENSEE.

        E.      Trial  Shipments

                With respect to Licensed Lasers shipped to customers under lease or on a trial basis, LICENSEE shall have six (6) months from the date of such shipment to designate each such transaction as a sale or lease, unless fifty percent (50%) or more of the purchase price shall have been paid to LICENSEE in which event the transaction shall be deemed a sale.

        F.      Resale


      LICENSEE shall have the right to acquire and resell lasers, laser systems, and Low and High Power Laser Tubes manufactured by others. If the laser, laser system or Low or High Power Laser Tube is acquired from a vendor who is licensed by PATLEX under all of the patents in Exhibit "A" applicable thereto and pays the requisite royalties or fees to PATLEX, then LICENSEE need not pay royalties hereunder for the laser, laser system, or Low or High Power Laser Tube so acquired with respect to which royalties or fees have been previously paid. LICENSEE shall pay all applicable royalties required under Article III, Section B hereof for whatever additional royalty base items are combined with said so acquired laser or laser system. Where LICENSEE combines additional royalty base items with such a Low or High Power Laser Tube, LICENSEE' payment of additional royalties for the additional royalty base items shall be determined in accordance with the provisions of Article II, Section A, subsections 2 and 3.

        G.      Adjustments

                LICENSEE shall have the right to adjust royalties payable hereunder for returns, bona fide price reductions and allowances of Licensed Lasers sold or leased by LICENSEE on which the requisite royalties or fees shall previously have been paid hereunder.

        H.      Calculations

                Subject to provisions specifically herein set forth, all calculations and procedures related tot he determination of royalties and fees payable hereunder shall be in accordance with recognized standards of good accounting practice consistently applied.

ARTICLE IV - ROYALTY BASE

        For purposes of paying and/or computing royalties and fees hereunder the following shall apply:

        A.      Optically Pumped Lasers

                U.S. Patent No. 4,053,845

                The royalty base shall include the lasing medium, and means for containing the same where applicable, a bright pumping light source (save that if such light source is a gas discharge laser the appropriate royalty called for under
                Article III, Section B, subsection (2) hereof shall apply), and means (including power supply, lamp and optical system) for activating and using same, together with at least any and all of the following functionally combined components:

                (1) means for mounting the lasing medium and the bright pumping light source to enable the desired functional relationship, for example including base and housing;

                (2) means that enable the optically pumped medium to emit light in a wave train that has a sharply rising intensity with an intensity rise time of less than approximately 10-7 seconds;

                (3) means for conveying the stimulating light beam through the amplification region including mirrors employed for this purpose; and

                (4) means integral with the apparatus of this Article IV, Section A hereof such as meters, shutters, controls and cooling system.

        B.      Gas  Discharge  Lasers -

                U.S. Patent No. 4,704,583

                The royalty base shall include the lasing medium if supplied by the LICENSEE, including means for containing the same and means, including power supply, for activating same, together with at least any and all of the following functionally combined components:

                (1) means for producing an electrical discharge in the lasing medium and for delivering a gas discharge mixture to the discharge region at partial and total pressure such that a population inversion is initiated in the lasing medium;

                (2) means for conveying the stimulating light beam through the amplification region including mirrors employed for this purpose;

                (3) means for mounting the lasing medium and electrical discharge producing means to enable the desired functional relationship, for example including base and housing; and

                (4) means integral with the apparatus of this Article IV, Section B hereof such as meters, shutters, controls and cooling systems.


        C.      Use Patent -

                U.S. Patent No. 4,161,436

                The royalty base shall include all assemblies, sub-assemblies, components, and portions thereof necessary to produce coherent light, to transport such light to a particular point on a workpiece, and to control the physical parameters of such light in such a way as to make it efficient in performing its intended end use.

        D.      Brewster's Angle -

                U.S. Patent No. 4, 746,201

                The royalty base shall include: a source of light rays including means to contain and energize said source; means for directing certain unpolarized light rays from said source to multiply traverse a predetermined path; an optical element having a first surface; and means for mounting said optical element to intersect said unpolarized light rays with a line perpendicular to said first surface inclined to said path substantially at Brewster's Angle thereby passing one polarization of said light rays and reflecting some of the light rays of the other polarization upon each traversal of said predetermined path.

        E.      Other Patents

                The royalty base shall include any laser or part thereof conforming to any valid claim contained in any of the patents cited in Exhibit "A" not described in Sections A through D of this Article.

ARTICLE V - MARKING

        LICENSEE shall mark in appropriate locations all Licensed Lasers manufactured and the packages and containers in which such Licensed Lasers are sold, leased or shipped, and all advertisements, literature and promotional material in which such Licensed lasers shall be mentioned or described, as follows: "Licensed by PATLEX Corporation Under U.S. Patent

No(s). _______." Here LICENSEE shall insert the appropriate U.S. Patent No. or Nos. applicable to the equipment so marked, with the exception that LICENSEE shall not be required to include U.S. Patent No. 4,161,436 in its marking. Said marking requirement may from time to time be altered by PATLEX as the applicable patent law and practice may require.

ARTICLE VI - DURATION OF AGREEMENT

        A.      Expiration

                This Agreement shall continue in full force and effect until the expiration of the last of the Licensed Patents unless this Agreement is sooner terminated as herein provided.

        B.      Termination

                If either party to this Agreement should default in the performance of any of the terms of this Agreement (including a breach of this Agreement which can be cured), the non-defaulting party may terminate this Agreement by providing written notice of termination to the defaulting party and the termination shall be effective thirty (30) days from said notice unless the defaulting party cures such default within said thirty (30) day period. Should LICENSEE terminate this Agreement, said notice of termination shall be accompanied by a statement of all royalty-based activities performed by LICENSEE on which royalties or fees are due hereunder for such period as had elapsed since the last report under the Licensed patents. Said statement shall be accompanied by payment of all monies reported as being due.

ARTICLE VII - RECORDS AND REPORTING

        A. Within thirty (30) days after the close of each calendar quarter, LICENSEE shall deliver to PATLEX a statement of all royalty-based activities performed by LICENSEE on which royalties or fees are due hereunder for such calendar quarter, and each such statement shall generally be in accord with the sample royalty reports annexed hereto as Exhibit "C" and "D" and shall also contain such other information as PATLEX may reasonably require.

        B. Simultaneously with the delivery of each statement covering any calendar quarter, LICENSEE shall pay to PATLEX all monies reported as being due. In the event the monies due are not paid, interest at the rate of one and one-half percent (1 1/2%) per month shall be assessed on all amounts due and unpaid. It is expressly understood by LICENSEE that it is a breach of this Agreement not to pay all monies reported as being due. It is expressly understood that PATLEX, by accepting interest on all unpaid amounts, does not waive any rights, powers or privileges under this Agreement.

        C. LICENSEE shall keep at its principal place of business accrue and complete records of all Licensed Lasers manufactured, leased, sold, used or otherwise delivered to other parties by LICENSEE and of all details in connection with the aforesaid activities necessary to enable LICENSEE to comply with this Agreement. PATLEX shall have the right, upon ten (10) days written notice and during regular business hours, and at the expense of PATLEX, and not more than once in each calendar year, to have an independent auditor, audit at the place of business of LICENSEE or other place agreeable to the parties, the aforesaid records, and to report compliance or non-compliance with the payment, record maintenance and all other reporting requirements herein.

        D.      Audit

                If an audit shall reveal that in each of two successive years the LICENSEE has made an error of 10% or more in its favor in any payment due to PATLEX, the LICENSEE shall be obligated to pay the audit fee in respect of such audits.

ARTICLE VIII - WAIVER

        A.      Waiver in Writing

                During the life of this Agreement, neither party shall be deemed to have waived any right, power or privilege under this Agreement or any provision thereof unless such waiver shall have been duly executed in writing and acknowledged by the party to be charged with such waiver. B. No Implied Waiver The failure of PATLEX to act or exercise its rights hereunder upon the breach of any of the terms or conditions hereof by LICENSEE shall not be construed as a waiver of such breach, nor shall it prevent PATLEX from hereafter enforcing strict compliance with any and all of the terms and conditions herein set forth.

ARTICLE IX - TRANSFERABILITY

        Notwithstanding anything herein to the contrary, this Agreement, and all of the rights, licenses and obligations contained herein, may not be transferred without permission in writing by PATLEX, which permission shall not be unreasonably withheld.

ARTICLE X - ACQUISITION

        If LICENSEE shall acquire in whole or in part the laser business of an unlicensed third party engaged in the manufacture, lease, sale or use of lasers, laser systems, or Low or High Power Laser Tubes, neither the acquisition nor this Agreement shall extinguish the third party's liability for past infringement,  but the same shall be  assumed by  LICENSEE.

        If LICENSEE shall acquire in whole or in part the laser business of a third party which was previously licensed by PATLEX under the Licensed Patents applicable to such laser business and said third party has made all required royalty and fee payments to PATLEX, then LICENSEE shall have no liability for acts of said party covered by said previous license and the terms of this Agreement shall apply to all further transactions of the laser business so acquired.

ARTICLE XI - COMMUNICATIONS

        Any payment, notice or other communication required by, or permitted to be made by or given to, either party pursuant to this Agreement shall be sent to such party by registered, certified or express mail, postage prepaid, or prepaid courier service, addressed to such party at its address set forth below, or to such other addresses as such party shall designate by written notice given to the other party, and shall be deemed to have been made, given or provided on the date of mailing. The addresses are as follows:

                  PATLEX:  for royalty statements and payments -

                                    Patlex Corporation
                                    Chief Financial Officer
                                    250 Cotorro Court
                                    Las Cruces, New Mexico  88005

                                    for all other correspondence -
                                    General Counsel
                                    Patlex Corporation
                                    250 Cotorro Court
                                    Las Cruces, New Mexico  88005

                  Palomar Medical Technologies, Inc.:

                                    Mr. Paul DeVos, President
                                    Palomar Medical Technologies, Inc.
                                    489 Groton Road
                                    Westford, MA  01886

ARTICLE XII - MOST FAVORED LICENSEE

        If  subsequent  to  the  Effective  Date  of  this   Agreement   another
manufacturer of lasers, laser systems, or Low or High Power Laser Tubes similarly situated to LICENSEE is granted a license by PATLEX which provides to said another manufacturer a combined royalty rate and royalty base materially more favorable to said another manufacturer with respect to any of the Licensed Patents than that provided herein to LICENSEE for lasers, laser systems and Low or High Power Laser Tubes sold or leased in the United States, then LICENSEE may, at its option, adopt the subsequent license in its entirety, mutatis mutandis, as of the effective date of such subsequent license. PATLEX shall notify LICENSEE of any such subsequent license and provide LICENSEE an opportunity to exercise the option provided herein.

ARTICLE XIII - GOVERNMENT SALES

        No royalty or fee shall accrue or be payable in respect of sales or leases of lasers, laser systems, or Low or High Power Laser Tubes authorized and consented to by the Government of the United States or its agencies. This provisions shall not inhibit PATLEX from seeking such compensation as the law permits from the Government of the United States or its agencies arising out of such sales or leases.

        Since the parties recognize that LICENSEE may have difficulty in determining when sales to certain entities may constitute sales to the United States government which are excludable from the payment of royalties and fees under this

Article XIII, PATLEX agrees that lasers, laser systems, or Low or High Power Laser Tubes sold by LICENSEE will be excludable under this Article XIII if any of the following conditions are met:

        A. If the sale is made directly to the U.S. Government or an agency or research facility thereof;

        B. If the sale is made to a U.S. government contractor who lists the contract number under which the sale is made on the purchase order;

        C. If the sale is made to a U.S. government contractor who provides a written statement that the sale is under a U.S. government contract which provides authorization and consent to the contractor's purchase and use of the equipment; and

        D. If the sale is made to a University which provides a written statement that the equipment has been purchased with U.S. government funds under a grant requiring the purchase of a laser, laser system or Low or High Power Laser Tube such as the one supplied by LICENSEE.

        If, however, a court of competent jurisdiction from which no appeal can be or has been taken, shall determine that the Government of the United States is not liable for the purchase, use or lease of such lasers, laser systems, or Low or High Power Laser Tubes by reason of the failure or inapplicability of said authorization and consent, or a determination that the Government of the United States is not a real party in interest or for any other reason indicating that the LICENSEE is the appropriate party from which a royalty or fee should be sought, PATLEX shall notify LICENSEE accordingly and with the next quarterly report and payment required under Article VII hereof, LICENSEE shall include a full statement and payment as required.

ARTICLE XIV - REPRESENTATIONS

        PATLEX and GOULD represent that PATLEX has the full rights and power to grant the licenses and releases set forth in this Agreement, and that there are no outstanding agreements, assignments or encumbrances inconsistent with the provisions of this Agreement. PATLEX and GOULD further represent that there are no patent applications pending in any Patent Office in the world relating to lasers, laser systems, or Low or High Power Laser Tubes which are fully or partially owned by GOULD and which are licensable by PATLEX. PATLEX represents that it has the exclusive right to license others under the Licensed patents and to collect royalties and fees under the Licensed Patents on behalf of all entities entitled to receipt of the same. PATLEX makes no other representation, express or implied, nor does PATLEX assume any liability in respect of any infringement of patents or other rights of third parties due to LICENSEE's operation under the license herein granted.

ARTICLE XV - HEADINGS

        The headings of the several articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         GORDON GOULD acknowledges that he has read, approves and accepts this Agreement between LICENSEE and PATLEX CORPORATION as set forth above, including the patent rights granted herein.

                                                 GORDON GOULD



Date: February 13, 1992                     By:         /s/
                                                -------------------------
                                                Gordon Gould

         IN WITNESS WHEREOF, the parties hereto affix their respective hands as of the date indicate:

                                                PATLEX CORPORATION

Date:    February 12, 1992                  By:        /s/
                                                -------------------------
                                                J. Henry Muetterties



                                              PALOMAR MEDICAL TECHNOLOGIES, INC.




Date:    February 7, 1992                  By:       /s/
                                               -------------------------
                                               Paul DeVos

                                   EXHIBIT "A"
                                   -----------


Expired U.S. Patents
--------------------


U.S. Patent No. 3,388,314 (expired June 11, 1985)
                  "Apparatus for Generating Radiation of Frequencies Higher than those of Light"

U.S. Patent No. 3,526,662 (expired February 9, 1988)
                  "Laser Utilizing Collision Depopulation"

U.S. Patent No. 3,576,500 (expired April 27, 1988)
                  "Low Lever Laser with Cyclic Excitation and
                  Relaxation"

U.S. Patent No. 3,586,998 (expired June 22, 1988)
                  "Pulsed Laser with Output Control"



Unexpired U.S. Patents:
----------------------


U.S. Patent No. 4,053,845 (expires October 11, 1994)
                  "Optically Pumped Laser Amplifier"

U.S. Patent No. 4,161,436 (expires July 17, 1996)
                  "Method of Energizing a Material"

U.S. Patent No. 4,704,583 (expires November 3, 2004)
                  "Light Amplifier Employing Collisions to Produce a Population Inversion"

U.S. Patent No. 4,746,201 (expires May 24, 2005)
                  "Polarizing Apparatus Employing an Optical Element Inclined at Brewster's Angle"


Expired Canadian Patent:
-----------------------


Canadian Patent No. 907,110 (expired August 8, 1989)
                  "Light Generating and Amplifying Apparatus"

                                   EXHIBIT "B"


                          LIST LICENSEE'S SUBSIDIARIES



                                      None

                                   EXHIBIT "C"



Royalty Report of Palomar Medical Technologies, Inc.

         For Period From              to
                         -----------     -------------


Lasers and Laser Systems



                                          Type --
                                *Total    Gas, Use,  Domestic
Product     # Units   Total     Royalty    Optical-    or     Royalty
Model-Type    Sold  Sales Price  Base $    Pumped     Export  Rate %  Due $
----------  ------- ----------- -------   --------- --------- ------- -----































        * If a different royalty rate applies to portions of a sale or group of sales, please separate the royalty base of such sales according to the different royalty rates.

                                   EXHIBIT "D"
                                   -----------

              Royalty Report of Palomar medical Technologies, Inc.

                               For Period From to

Sealed Gas-Filled Laser Tubes
-----------------------------




                                         *Total    Domestic
Product     Power   # Units             Royalty         or   Royalty
Model-Type  Output   Sold    Customer    Base $      Export    Rate %  Due $
----------  ------- -------- --------   ---------  ---------  -------  -----